UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2006
Commission File Number 1-14959
BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On September 12, 2006, the Board of Directors of Brady Corporation (the “Corporation”) approved an amended Directors’ Deferred Compensation Plan (the “Plan”). The principal changes effected by the amendments were provisions to permit additional flexibility with respect to distributions from the Plan as permitted by regulations adopted under Section 409A of the Internal Revenue Code.
     The foregoing description of the amendments to the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On September 13, 2006, the Corporation issued a press release announcing its fiscal 2006 fourth quarter financial results. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99 attached herewith and incorporated by reference.
Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     Philip M. Gresh resigned his position as a Director of the Corporation on September 12, 2006. Mr. Gresh’s resignation was not because of any disagreement with the Corporation or on any matter relating to the Corporation’s operations or policies.
Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     On September 12, 2006, the Corporation’s Board of Directors approved amendments to the Corporation’s bylaws, including a number of nonsubstantive corrections. Other changes were: (a) in accord with current Wisconsin law, Section 1.02 was amended to provide that the Corporation’s registered office may be changed by an officer of the Corporation, rather than requiring Board of Director approval; (b) Section 2.02 was amended to require that notice of special meetings of shareholders include the purpose or purposes of the special meeting; (c) Section 2.08 was amended to provide that meetings of shareholders will be chaired by the Corporation’s President or a Vice President; (d) Section 3.01 was amended to provide that the number of Directors shall be established by the Board of Directors at between five and 15; (e) Section 3.02 was amended to delete vestigial language relating to the tenure of a specified Director who has since deceased; (f) a new Section 3.05 was created to provide for the possibility of meetings by telephone or other means of communication, as now permitted by Wisconsin law, and the remaining sections of Article III were renumbered accordingly; (g) renumbered Section 3.06 was amended to provide that notices of Board meetings also may be given by email or fax, as permitted by Wisconsin law; (h) renumbered Section 3.09 was amended to provide that Board meetings will be chaired by a Director chosen by the Directors, rather than by a designated officer of the Corporation; (i) renumbered Section 3.13 was amended to provide that committees of the Board include at least one Director, rather than two, and the actions permitted to be taken by Board committees was amended to conform to current Wisconsin law; (j) Sections 7.02 and 7.03 were created to make clear that attendance at a meeting will generally constitute waiver of objection to a lack of notice of the meeting, reflecting current Wisconsin law; and (k) Section 11.03 was created to provide that any action taken or authorized by the shareholders or Board of Directors, which would be inconsistent with the bylaws then in effect, but which is taken or authorized by a vote that would be sufficient to amend the bylaws so that the bylaws would be consistent with such action, will be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

     The bylaws, as amended, became effective immediately upon approval by the Board of Directors. The foregoing description of the bylaws, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the bylaws, a copy of which is filed herewith as Exhibit 3.2 and is incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

3.2	Bylaws of Brady Corporation, as amended.

10.1	Brady Corporation Directors’ Deferred Compensation Plan, as amended.

99	Press Release of Brady Corporation, dated September 13, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: September 15, 2006	/s/ David Mathieson

David Mathieson
Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

3.2	Bylaws of Brady Corporation, as amended.

10.1	Brady Corporation Directors’ Deferred Compensation Plan, as amended.

99	Press Release of Brady Corporation, dated September 13, 2006.